UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 29, 2025

FIRST SEACOAST BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-41597	92-0334805
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

633 Central Avenue, Dover, New Hampshire		03820
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (603) 742-4680

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	FSEA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual organizational meeting of the Board of Directors of First Seacoast Bancorp, Inc. (the “Company”) held on May 29, 2025 after the Annual Meeting of Stockholders, the Company’s Board of Directors elected Richard Donovan, Chief Financial Officer/Treasurer of the Company, to succeed James R. Brannen as the Company’s President.  Separately, Mr. Donovan, Chief Financial Officer of the Bank, also succeeded Mr. Brannen as the Bank’s President.

Mr. Brannen continues to serve as Chief Executive Officer of the Company and the Bank.

For further information regarding the transition of the office of President, reference is made to the press release dated May 29, 2025, filed as Exhibit 99.1 hereto and incorporated in this Item 5.02 by reference.

In connection with the transition of the office of President, each of Messrs. Brannen and Donovan and the Bank have entered into an amendment to their respective Employment Agreement.  For further information, reference is made to the Third Amendment to Mr. Brannen’s Employment Agreement and the Third Amendment to Mr. Donovan’s Employment Agreement, filed as Exhibits 10.1 and 10.2, respectively, hereto and incorporated in this Item 5.02 by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on May 29, 2025.  The final result of the vote on each matter submitted to a vote of stockholders is as follows:

1.	The following individuals were elected as directors of the Company, each for a three-year term or until his successor is duly elected and qualified, by the following vote:

	For	Withhold	Broker Non-Votes

Michael J. Bolduc	1,933,413	666,329	1,128,143
Mark P. Boulanger	2,076,480	523,262	1,128,143

2.	The appointment of Wolf & Company, P.C. to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, was ratified by the following vote:

For	Against	Abstentions	Broker Non-Votes

3,707,951	13,132	6,802	-0-

3.	The compensation of the Company’s named executive officers, as disclosed in the proxy statement, was approved by the following advisory, non-binding vote:

For	Against	Abstentions	Broker Non-Votes

2,411,594	115,937	72,211	1,128,143

4.	The frequency of the stockholder advisory, non-binding vote to approve the compensation of the Company’s named executive officers was determined by the following non-binding advisory vote:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
2,474,749	3,181	34,208	87,604	1,128,143

Based on the above vote, the Company has determined to include an advisory, non-binding stockholder vote on executive compensation in its annual meeting proxy solicitation materials each year until the next required vote on the frequency of the advisory, non-binding stockholder vote on executive compensation to occur no later than at the Company’s 2031 Annual Meeting of Stockholders.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Third Amendment to Employment Agreement of James R. Brannen
10.2	Third Amendment to Employment Agreement of Richard Donovan
99.1	Press Release dated May 29, 2025
104	Cover Page Interactive Data File (Embedded within Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 29, 2025		FIRST SEACOAST BANCORP, INC.

	By:	/s/ James R. Brannen
President and Chief Executive Officer